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                                                                    EXHIBIT 99.3


                           FARMERS NATIONAL BANC CORP.
                         SHARE OWNER AUTHORIZATION FORM
                                       FOR
                           OPTIONAL CASH CONTRIBUTION


SHAREOWNER:





         PLEASE COMPLETE THE REVERSE OF THIS FORM AND RETURN WITH CHECK
                         PRIOR TO ANNOUNCED RECORD DATE.


                                     (Front)




          SHAREOWNER AUTHORIZATION FORM FOR OPTIONAL CASH CONTRIBUTION
                           FARMERS NATIONAL BANC CORP.

DOLLAR AMOUNT OF OPTIONAL CASH CONTRIBUTION $________ (not to exceed $1,000.00 per quarter)

The undersigned shareholder hereby represents that he/she is the legal owner and holder of common stock of Farmers National Banc Corp. (Corporation) registered in his/her name on the books of the corporation, and hereby authorizes First National Bank of Canfield (Administrator) to invest the above stated optional cash contribution into participating shares of Corporation's Dividend Reinvestment Plan. Furthermore, the undersigned hereby represents that the above stated dollar amount of optional cash contribution has been fully paid to Corporation and is non-assessable.


DATE:
     -------------------------------    ---------------------------------------
                                                Signature of Share Owner


NOTE: After deciding the amount of your optional cash contribution, please mail this form and your check to Farmers National Bank of Canfield, Administrator for the Farmers National Banc Corp. Dividend Reinvestment Plan, 20 South Broad Street, Canfield, Ohio, 44406, prior to the next dividend record date. This will ensure that your contribution will be applied to the purchase of additional shares for the next dividend period in accordance with the Plan.

                **SIGNED FORM MUST ACCOMPANY EACH CONTRIBUTION**

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